Exhibit 16.1

April 29, 2011

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: First Hartford Corporation

Commission File Number  000-08862

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by First Hartford Corporation in so far as they relate to CCR LLP in Item 4.01 of its Form 8-K dated April 29, 2011, captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/  CCR LLP